Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES 2014 FINANCIAL RESULTS;

FOURTH QUARTER NET INVESTMENT INCOME BEFORE TAXES OF $0.40 PER SHARE;

BOARD DECLARES FIRST QUARTER DIVIDEND OF $0.36 PER SHARE

AND APPROVES A STOCK REPURCHASE PLAN

SANTA MONICA, Calif., March 10, 2015 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2014 and filed its annual report on Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income before taxes for the quarter ended December 31, 2014 was $18.0 million, or $0.40 per share on a diluted basis, after preferred dividends and $0.10 per share in incentive compensation on net investment income. Net investment income before taxes for the year ended December 31, 2014 was $61.5 million, or $1.56 per share on a diluted basis, after preferred dividends and $0.39 per share in incentive compensation on net investment income.

•	Net decrease in net assets resulting from operations for the quarter ended December 31, 2014 was $7.1 million, or $0.16 per share. Net increase in net assets resulting from operations for the year ended December 31, 2014 was $34.5 million, or $0.88 per share.

•	Net asset value per share at December 31, 2014 was $15.01 compared to $15.43 at September 30, 2014 and $15.18 at December 31, 2013.

•	Total acquisitions during the quarter ended December 31, 2014 were $183.5 million and total acquisitions net of total dispositions were $95.5 million.

•	On November 26, 2014, we closed a follow-on offering of 5,900,000 shares of our common stock at $17.05 per share for net proceeds of approximately $97.2 million.

•	On November 5, 2014, we expanded our TCPC Funding I, LLC credit facility by $50 million to $250 million and increased the accordion feature by $50 million to $300 million. On March 6, 2015, we further expanded the facility by $50 million to $300 million, increased the accordion feature by $50 million to $350 million and extended the maturity date to March 6, 2019.

•	On March 10, 2015, our board of directors declared a first quarter dividend of $0.36 per share payable on March 31, 2015 to shareholders of record as of March 19, 2015.

•	On February 24, 2015, our board of directors approved a stock repurchase plan to acquire up to $50 million in the aggregate of the Company’s common stock at prices at certain thresholds below the Company’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934.

“We are pleased with the continuing growth in our recurring income during the fourth quarter and our strong results for the year ended December 31, 2014,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “We out-earned our regular dividend by $0.04 for the quarter and $0.10 for the year, and paid two special dividends during the course of 2014. During the year, we deployed $670 million in 49 different transactions and increased the fair value of our investment portfolio to $1.1 billion from $766 million at the beginning of the year, while both expanding and diversifying our sources of capital.  The credit quality of our diversified portfolio remains strong. We have increased our floating rate debt to 78% of the debt portfolio, positioning us well for any increase in interest rates, and we have over 97% of our portfolio in senior secured debt.”

“We believe we are well positioned for 2015 with a high quality portfolio and significant financing flexibility.  Demand for credit from middle market companies remains strong, and due in large part to our expanded originations platform, we are seeing an increased level of new opportunities.  We will continue to be highly selective in our investments as we seek to generate strong risk-adjusted returns for our shareholders.”

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PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2014, our investment portfolio consisted of debt and equity positions in 84 portfolio companies with a total fair value of approximately $1,146.5 million. Debt positions represented approximately 97% of the portfolio fair value, all of which were senior secured debt. Equity positions represented approximately 3% of our investment portfolio.

As of December 31, 2014, the weighted average annual effective yield of our debt portfolio was approximately 10.9%.(1) As of December 31, 2014, approximately 78% of our debt portfolio at fair value had floating interest rates, approximately 83% of which had interest rate floors, and approximately 22% of our debt portfolio had fixed interest rates. As of December 31, 2014, we had no debt investments on non-accrual status.

During the three months ended December 31, 2014, we invested approximately $183.5 million in ten investments, comprised of six new and four existing portfolio companies. The investments were comprised of approximately $159.3 million in senior secured loans, $22.8 million in senior secured notes and $1.4 million in equity investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $88.0 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of December 31, 2014, total assets were $1,205.9 million, net assets applicable to common shareholders was $731.1 million and net asset value per share was $15.01, as compared to $1,119.6 million, $654.5 million, and $15.43 per share, respectively on September 30, 2014.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2014 was approximately $32.1 million, or $0.71 per share, including $0.01 per share from prepayment income, $0.04 per share from original issue discount accretion and $0.04 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.01 per share.

Total operating expenses for the three months ended December 31, 2014 were approximately $9.5 million, or $0.21 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.01 per share. We also incurred incentive compensation from net investment income of $4.3 million, or $0.10 per share, and a decrease in the reserve for incentive compensation of $0.7 million, or $0.02 per share. Excluding incentive compensation and excise taxes, annualized fourth quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 5.6% of average net assets.

Net investment income before taxes for the three months ended December 31, 2014 was approximately $22.7 million, or $0.50 per share, before related incentive compensation and preferred dividends. Pre-tax net investment income after related incentive compensation and preferred dividends was $18.0 million, or $0.40 per share.

Net realized losses for the three months ended December 31, 2014 were $16.2 million, or $0.36 per share, primarily comprised of $5.2 million and $11.5 million on our recapitalization of Real Mex and the disposition of our Doral Financial Corp. stock, respectively. Both assets were distressed investments made under a strategy that TCPC no longer employs and almost all of the loss was previously recognized in unrealized losses at the beginning of the quarter. During the three months ended December 31, 2014, we recognized $8.8 million, or $0.19 per share, in net unrealized depreciation primarily comprised of a markdown on Edmentum, Inc., an educational software company, of $10.4 million and a markdown on Iracore, a manufacturer of specialty components systems for the energy industry, of $4.3 million, as well as mark to market adjustments of approximately $8 million given the increase in market spreads, partially offset by a $16.5 million reversal of the previously recognized unrealized losses on Doral and Real Mex. Net realized and unrealized losses for the three months ended December 31, 2014 were $25.0 million, or $0.55 per share.

Net decrease in net assets applicable to common shareholders resulting from operations for the three months ended December 31, 2014 was $7.1 million, or $0.16 per share.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status, and assumes repayment of any distressed assets at fair value.

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LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2014, available liquidity was approximately $254.1 million, comprised of approximately $27.3 million in cash and cash equivalents, $217.9 million in available capacity under the leverage program, and approximately $8.9 million in net outstanding settlements.

During the three months ended December 31, 2014, we expanded our TCPC Funding I, LLC credit facility (the “TCPC Funding Facility”) by $50 million to $250 million and increased the accordion feature by $50 million to $300 million. We also successfully closed an overnight equity offering at a significant premium to net asset value, raising net proceeds of $97.2 million, and launched an at-the-market equity offering program on a limited basis, raising net proceeds of $6.4 million.

Total leverage outstanding at December 31, 2014 was as shown in the table below. The weighted average interest rate on amounts outstanding on the total leverage program as of December 31, 2014 was 2.86%.

Leverage Source	Rate	Maturity	Outstanding	Capacity
Partnership Facility	LIBOR + 2.50%	July 2016	$70 mm	$116 mm
TCPC Funding Facility	LIBOR + 2.50%	May 2017	$125 mm	$250 mm
Convertible Senior Unsecured Notes	5.25%	Dec 2019	$105.7 mm	$105.7 mm
Committed Leverage from the SBA*	3.015%†	2024-2025	$28 mm	$75 mm
Preferred Equity Facility	LIBOR + 0.85%	July 2016	$134 mm	$134 mm
Total			$462.7 mm	$680.7 mm

* Anticipated total Small Business Administration (“SBA”) leverage of $150 million

† Excludes $9.5 million of the $28 million outstanding which is incurring interest at a temporary rate of 0.56% pending pooling by the SBA.

RECENT DEVELOPMENTS

On February 24, 2015, the Company’s board of directors approved a stock repurchase plan (the “Company Repurchase Plan”) to acquire up to $50 million in the aggregate of the Company’s common stock at prices at certain thresholds below the Company’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities and Exchange Act of 1934. The Company Repurchase Plan is designed to allow TCPC to repurchase its common stock at times when it otherwise might be prevented from doing so under insider trading laws. The Company Repurchase Plan will require an agent selected by TCPC to repurchase shares of common stock on TCPC’s behalf if and when the market price per share is at certain thresholds below the most recently reported net asset value per share. Under the plan, the agent will increase the volume of purchases made if the price of TCPC’s common stock declines, subject to volume restrictions. The timing and amount of any stock repurchases will depend on the terms and conditions of the Company Repurchase Plan, the market price of the common stock and trading volumes, and no assurance can be given that any particular amount of common stock will be repurchased. Unless extended or terminated by its board of directors, TCPC expects that the Company Repurchase Plan will be in effect through the earlier of two trading days after TCPC’s first quarter 2015 earnings release or such time as the approved $50 million repurchase amount has been fully utilized, subject to certain conditions.

On March 6, 2015, the Company expanded the TCPC Funding Facility by $50 million to $300 million, increased the accordion feature by $50 million to $350 million and extended the maturity date to March 6, 2019.

On March 10, 2015, the Company’s board of directors declared a first quarter regular cash dividend of $0.36 per share payable on March 31, 2015 to stockholders of record as of the close of business on March 19, 2015.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Tuesday, March 10, 2015 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 76909564 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2014 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 13, 2014. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 76909564.

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TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2014	December 31, 2013
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,097,181,753 and $684,569,508, respectively)	$1,081,901,384	$678,326,915
Companies 5% to 25% owned (cost of $52,103,511 and $73,946,547, respectively)	48,716,425	69,068,808
Companies more than 25% owned (cost of $40,213,258 and $42,588,724 respectively)	15,918,077	18,867,236
Total investments (cost of $1,189,498,522 and $801,104,779, respectively)	1,146,535,886	766,262,959

Cash and cash equivalents	27,268,792	22,984,182
Receivable for investments sold	10,961,369	3,605,964
Accrued interest income:
Companies less than 5% owned	9,222,001	6,282,353
Companies 5% to 25% owned	253,987	415,061
Companies more than 25% owned	28,450	41,691
Deferred debt issuance costs	7,700,988	2,969,085
Unrealized appreciation on swaps	1,717,610	-
Options (cost $51,750)	497	14,139
Prepaid expenses and other assets	2,177,217	753,768
Total assets	1,205,866,797	803,329,202

Liabilities
Debt	328,696,830	95,000,000
Incentive allocation payable	4,303,040	3,318,900
Payable for investments purchased	2,049,518	14,706,942
Interest payable	1,510,981	430,969
Payable to the Investment Manager	459,827	1,121,108
Unrealized depreciation on swaps	-	331,183
Accrued expenses and other liabilities	3,219,783	3,136,010
Total liabilities	340,239,979	118,045,112

Commitments and contingencies (Note 5)

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	497,790	504,252
Total preferred limited partner interests	134,497,790	134,504,252

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	-	1,168,583

Net assets applicable to common shareholders	$731,129,028	$549,611,255

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 48,710,627 and
36,199,916 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	48,710	36,200
Paid-in capital in excess of par	877,103,880	667,842,020
Accumulated net investment income	21,884,381	24,016,095
Accumulated net realized losses	(126,408,033)	(105,800,278)
Accumulated net unrealized depreciation	(41,499,910)	(35,314,199)
Non-controlling interest	-	(1,168,583)
Net assets applicable to common shareholders	$731,129,028	$549,611,255

Net assets per share	$15.01	$15.18
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TCP Capital Corp.

Consolidated Statements of Operations

	Year Ended December 31,
	2014	2013	2012 (1)
Investment income
Interest income:
Companies less than 5% owned	$94,632,495	$60,323,117	$42,139,023
Companies 5% to 25% owned	5,394,075	5,445,021	5,850,394
Companies more than 25% owned	896,695	1,210,926	1,253,915
Dividend income:
Companies 5% to 25% owned	1,968,748	-	1,811,189
Lease income:
Companies 5% to 25% owned	320,277	420,375	332,964
Companies more than 25% owned	1,014,053	701,239	490,066
Other income:
Companies less than 5% owned	2,328,980	1,470,116	289,073
Companies 5% to 25% owned	26,125	38,252	26,135
Total investment income	106,581,448	69,609,046	52,192,759

Operating expenses
Management and advisory fees	13,646,064	8,820,229	6,908,942
Interest expense	7,010,215	1,194,158	190,702
Amortization of deferred debt issuance costs	1,926,040	852,618	441,495
Administrative expenses	1,421,863	849,228	-
Legal fees, professional fees and due diligence expenses	1,355,370	797,568	1,165,318
Commitment fees	885,496	292,671	225,560
Director fees	357,050	288,336	199,333
Insurance expense	288,156	189,139	130,140
Custody fees	229,254	149,860	99,947
Professional fees relating to the Conversion	-	-	411,523
Other operating expenses	1,360,564	867,353	619,461
Total operating expenses	28,480,072	14,301,160	10,392,421
Net investment income before taxes	78,101,376	55,307,886	41,800,338
Excise tax expense	808,813	977,624	1,479,978
Net investment income	77,292,563	54,330,262	40,320,360

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized loss:
Investments in companies less than 5% owned	(16,370,638)	(40,379,889)	(29,574,293)
Investments in companies 5% to 25% owned	(4,748,229)	(7,004,857)	13,584,105
Net realized loss	(21,118,867)	(47,384,746)	(15,990,188)
Net change in net unrealized appreciation/depreciation	(6,185,711)	56,456,107	3,205,937
Net realized and unrealized gain (loss)	(27,304,578)	9,071,361	(12,784,251)

Dividends on Series A preferred equity facility	(1,444,634)	(1,516,585)	(1,542,932)
Net change in accumulated dividends on Series A preferred equity facility	6,462	22,033	(59,867)
Distributions of incentive allocation to the General Partner from:
Net investment income	(15,170,877)	(10,567,142)	-
Net realized gains	-	(645,691)	-
Net change in reserve for incentive allocation	1,168,583	(1,168,583)	-
Net increase in net assets applicable to common shareholders resulting from operations	$34,547,519	$49,525,655	$25,933,310
Basic and diluted earnings per common share	$0.88	$1.91	$1.21
Basic and diluted weighted average common shares outstanding	39,395,671	25,926,493	21,475,847

(1) Prior to the Conversion on April 2, 2012, the Company's portfolio had different objectives.

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ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses.  TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise.  TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus dated July 2, 2014 and its prospectus supplement dated December 19, 2014 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com

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